Filed pursuant to Rule 424(b)(5)
Registration No. 333-276950

PROSPECTUS SUPPLEMENT
(to Prospectus dated April 12, 2024)
Up to $8,137,047

COMMON STOCK

We previously entered into an Amended and Restated Sales Agreement, or sales agreement, with Cantor Fitzgerald & Co., or Cantor, and JonesTrading Institutional Services LLC, or Jones, dated February 8, 2024, relating to shares of our common stock, $0.01 par value per share, offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell from time to time shares of our common stock through or to, at our option, Cantor or Jones, acting as our sales agent or principal, subject to General Instruction I.B.6 of Form S-3, which limits the amounts that we may sell under the registration statement of which this prospectus supplement relates. We currently may offer and sell shares of our common stock having an aggregate offering price of up to $8,137,047 under the sales agreement, which amount is in addition to the shares of common stock that we have sold to date under the sales agreement.

Our common stock trades on the Nasdaq Capital Market, or Nasdaq, under the symbol “CRIS.” On August 6, 2025, the last reported sale price for our common stock on Nasdaq was $1.67 per share.

Upon our delivery of a placement notice to the applicable sales agent and subject to the terms and conditions of the sales agreement, the applicable sales agent may sell the common stock by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. We will submit orders to only one sales agent relating to the sale of shares of our common stock under the sales agreement on any given day. Cantor and Jones will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market, LLC. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay Cantor and Jones a commission for their services in acting as agent and/or principal in the sale of common stock, equal to 3% of the gross sales price per share of all shares sold by each sales agent under the sales agreement. In connection with the sales of the common stock on our behalf, each of Cantor and Jones will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cantor and Jones will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to each of Cantor and Jones against certain liabilities, including liabilities under the Securities Act.

As of August 6, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $34,911,134, based on 12,498,853 shares of outstanding common stock as of August 1, 2025, of which 30,591 shares were held by affiliates, and a price of $2.80 per share, which was the price at which our common stock was last sold on Nasdaq on June 11, 2025. We have offered $3,499,997 of common stock pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. If the market value of our common stock held by non-affiliates increases such that we may sell additional amounts under the sales agreement and the registration statement of which this prospectus supplement relates, we will file another prospectus supplement prior to making additional sales.

Investing in our common stock involves a high degree of risk. See the information included under “Risk Factors” on Page SA-9 of this prospectus supplement and under similar headings in the documents incorporated by reference in this prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompany prospectus. Any representation to the contrary is a criminal offense.

Cantor	Jones
The date of this prospectus supplement is August 8, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
This prospectus supplement relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus, together with the information incorporated by reference herein and therein, as described under the heading “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.
To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus we may authorize for use in connection with this offering. We have not and Cantor and Jones have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We, Cantor and Jones take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Cantor and Jones are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus prepared by or on behalf of us that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us that we may authorize for use in connection with this offering, in their entirety, before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”
Other than in the United States, no action has been taken by us, Cantor or Jones that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Unless the context requires otherwise, all references in this prospectus supplement to “we,” “us,” “our,” “Curis,” the “Company” and similar designations refer to Curis, Inc. and its consolidated subsidiaries. The Curis logo is a trademark of Curis in the United States and in other select countries. We may indicate U.S. trademark registrations and U.S. trademarks with the symbols “®” and “™”, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.curis.com. Our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference in this prospectus supplement or the accompanying prospectus.
This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate into this prospectus supplement and the accompanying prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus supplement and the accompanying prospectus, except in each case for information contained in any filing where we indicate that such information is being furnished or is not to be considered “filed” under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement and the accompanying prospectus, to the extent the new information differs from or is inconsistent with the old information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded.
We incorporate by reference the documents and other information listed or referred to below (File No. 000-30347) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until all of the securities which this prospectus supplement relates have been sold or the offering is otherwise terminated:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 31, 2025;
•Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025 and June 30, 2025 filed on May 6, 2025 and August 5, 2025, respectively;
•The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed on April 10, 2025;
•Current Reports on Form 8-K filed on February 27, 2025, March 28, 2025 (except Item 2.02), May 22, 2025, and July 2, 2025 (except Item 7.01); and
•The description of our common stock contained in our Registration Statement on Form 8-A filed on April 13, 2000, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Curis, Inc.
128 Spring Street Building C – Suite 500

Lexington, MA 02421
Attn: General Counsel
(617) 503-6500

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus or in the documents we incorporate by reference herein and therein are statements that could be deemed forward-looking statements, including without limitation any statements with respect to the plans, strategies and objectives of management for future operations; statements concerning product research, development and commercialization plans, timelines and anticipated results; statements of expectation or belief; statements with respect to clinical trials and studies; statements with respect to royalties and milestones; statements with respect to the therapeutic potential of drug candidates; expectations of revenue, expenses, earnings or losses from operations, or other financial results; and statements of assumptions underlying any of the foregoing. Without limiting the foregoing, the words “anticipate(s)”, “believe(s)”, “focus(es)”, “could”, “estimate(s)”, “expect(s)”, “intend(s)”, “may”, “plan(s)”, “seek(s)”, “will”, “strategy”, “mission”, “potential”, “should”, “would” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements may include, but are not limited to, statements about:
•the initiation, timing, progress and results of future preclinical studies and clinical trials, and our research and development program for emavusertib;
•our estimates of the period in which we anticipate that existing cash and cash equivalents will enable us to fund our current and planned operations;
•our ability to continue as a going concern;
•our ability to obtain additional financing;
•our ability to establish and maintain collaborations;
•our plans to develop and commercialize emavusertib;
•the timing or likelihood of regulatory filings and approvals;
•the implementation of our business model and strategic plans for our business, drug candidate and technology;
•our estimates regarding expenses, future revenue and capital requirements;
•developments and projections relating to our competitors and our industry;
•our commercialization, marketing and manufacturing capabilities and strategy;
•the rate and degree of market acceptance and clinical utility of our products;
•our ability to meet and continue meeting the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”);
•our competitive position;
•our intellectual property position; and
•our expected use of proceeds from this offering.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including the factors referred to under the heading “Risk Factors” beginning on page SA-9 of this prospectus supplement and in the “Risk Factor Summary” and “Risk Factors” sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in other filings we make with the SEC from time to time. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
You should consider these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein and therein, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties as well as our own estimates. All of the market data used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our drug candidates include several key assumptions based on our industry knowledge, industry publications, third-party research, and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. For a more complete understanding of our Company and this offering, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, including the “Risk Factors” section beginning on page SA-9 of this prospectus supplement, the “Risk Factors” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, our financial statements and the related notes and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview
We are a biotechnology company focused on the development of emavusertib (CA-4948), an orally available, small molecule inhibitor of Interleukin-1 receptor associated kinase, or IRAK4. We, through our 2015 collaboration with Aurigene Discovery Technologies Limited have the exclusive license to emavusertib (CA-4948). We licensed our rights to Erivedge® to Genentech, Inc, or Genentech, a member of the Roche Group, under which Genentech is commercializing Erivedge® for the treatment of advanced basal cell carcinoma.
Liquidity and Events that Raise Substantial Doubt About Our Ability to Continue as a Going Concern
We will require substantial funds to maintain our research and development program and support operations in the near term. As of June 30, 2025, we had $10.1 million in cash and cash equivalents. In July 2025, we completed a registered direct offering and concurrent private placement, or July 2025 Offerings, for net proceeds of approximately $6.0 million. Based upon our current operating plan, we believe that our $10.1 million of existing cash and cash equivalents as of June 30, 2025, together with the proceeds from the July 2025 Offerings, should enable us to fund our existing operations into the first quarter of 2026. We have based this assessment on assumptions that may prove to be wrong, and we could exhaust our available capital resources sooner than we expect. Based on our current cash and cash equivalents, recurring losses and cash outflows from operations since inception, an expectation of continuing losses and cash outflows from operations for the foreseeable future and the need to raise additional capital to finance our future operations, we have concluded that we do not have sufficient cash on hand to support current operations beyond the next 12 months and, therefore, we have substantial doubt about our ability to continue as a going concern beyond the next 12 months.
Company Information
Our principal executive offices are located at 128 Spring Street, Building C—Suite 500, Lexington, Massachusetts 02421, and our telephone number is (617) 503-6500. Our website is located at www.curis.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be a part of this prospectus supplement or the accompanying prospectus. Our website address is included as an inactive textual reference only.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million measured on the last business day of our most recently completed second fiscal quarter, and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $8,137,047.
Common stock to be outstanding after this offering assuming the sale of all shares in this offering	Up to 15,580,876 shares, assuming sales of 4,872,483 shares of our common stock in this offering at a price of $1.67 per share, which was the closing price of our common stock on the Nasdaq Capital Market on August 6, 2025. The actual number of shares issued will vary depending on the sales price under this offering.
Manner of offering	“At the market offering” that may be made from time to time through or to, at our option, either Cantor or Jones, as sales agent or principal. See “Plan of Distribution” on page SA-14.
Use of proceeds
We intend to use the net proceeds from the sale of any shares of common stock offered under this prospectus supplement for general corporate purposes. General corporate purposes may include the conducting of further clinical studies and preclinical testing of our product candidates, the funding of other research and development expenses, the in-licensing of individual drug candidates or drug programs, the acquisition of companies or businesses that complement our business, the repayment and refinancing of debt, working capital and capital expenditures.
We have not determined the amount or timing of net proceeds to be used specifically for any such purposes. As a result, management will retain broad discretion over the allocation of net proceeds, if any. See “Use of Proceeds” on page SA-12 of this prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page SA-9 of this prospectus supplement, the “Risk Factor Summary” and “Risk Factors” sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q incorporated by reference into this prospectus supplement, and other information included and incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	“CRIS”

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 10,708,393 shares outstanding as of June 30, 2025 and excludes as of such date:
•1,538,460 shares of our common stock issued in a registered direct offering in July 2025;
•2,426,530 shares of our common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $17.30 per share;
•283,500 shares of our common stock issuable upon the vesting of restricted stock units;
•an aggregate of 707,694 shares of common stock reserved for future issuance under our Fifth Amended and Restated 2010 Stock Incentive Plan, as amended;
•an aggregate of 357,814 shares of common stock reserved for future issuance under our Amended and Restated 2010 Employee Stock Purchase Plan, as amended;
•252,000 shares of our common stock issued upon the exercise of pre-funded warrants after June 30, 2025;
•3,470,470 shares of our common stock issuable upon the exercise of pre-funded warrants outstanding at an exercise price of $0.01 per share; and
•13,792,217 shares of our common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $2.79 per share.

Unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise of outstanding stock options or warrants described above.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed in the “Risk Factor Summary” and “Item 1A—Risk Factors” sections of our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein in their entirety, together with other information in this prospectus supplement, and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.
Risks Related to This Offering
We have identified conditions and events that raise substantial doubt about our ability to continue as a going concern.
We will require substantial funds to maintain our research and development program and support operations in the near term. We have incurred losses and negative cash flows from operations since our inception. As of June 30, 2025, we had $10.1 million in cash and cash equivalents. In July 2025, we completed the July 2025 Offerings, for net proceeds of approximately $6.0 million. Based upon our current operating plan, we believe that our $10.1 million of existing cash and cash equivalents as of June 30, 2025, together with the proceeds from the July 2025 Offerings, should enable us to fund our existing operations into the first quarter of 2026. We have based this assessment on assumptions that may prove to be wrong, and we could exhaust our available capital resources sooner than we expect. Based on our current cash and cash equivalents, recurring losses and cash outflows from operations since inception, an expectation of continuing losses and cash outflows from operations for the foreseeable future and the need to raise additional capital to finance our future operations, we do not have sufficient cash on hand to support current operations beyond the next 12 months.
We will require substantial additional funding in the immediate term to fund the development of emavusertib through regulatory approval and commercialization, and to support our continued operations. We will need to seek additional funding through a number of potential avenues, including private or public equity financings, collaborations, or other strategic transactions. We have faced and expect to continue to face substantial difficulty in raising capital. If sufficient funds are not available, we will have to delay, reduce the scope of, or eliminate our research and development program for emavusertib, including related clinical trials and operating expenses, potentially delaying the time to market for or preventing the marketing of emavusertib, which would adversely affect our business prospects and our ability to continue our operations, and would have a negative impact on our financial condition and ability to pursue our business strategies. In addition, we may seek to engage in one or more strategic alternatives, such as a strategic partnership with one or more parties, the licensing, sale or divestiture of some of our assets or proprietary technologies or the sale of our company, but there can be no assurance that we would be able to enter into such a transaction or transactions on a timely basis or on terms favorable to us, or at all. If we are unable to obtain sufficient capital, we would be unable to fund our operations and may be required to evaluate alternatives, which could include dissolving and liquidating our assets or seeking protection under the bankruptcy laws, and a determination to file for bankruptcy could occur at a time that is earlier than when we would otherwise exhaust our cash resources. If we decide to dissolve and liquidate our assets or to seek protection under the bankruptcy laws, it is unclear to what extent we would be able to pay our obligations, and, accordingly, it is further unclear whether and to what extent any resources would be available for distributions to stockholders.
If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, and it is likely that investors will lose all or a part of their investment. The report from our independent registered public accounting firm issued in connection with our Annual Report on Form 10-K for the year ended December 31, 2024 contains, and future reports may contain, statements expressing substantial doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide funding to us on commercially reasonable terms, if at all.
We are not in compliance with the requirements for continued listing on the Nasdaq Capital Market. If we fail to regain and maintain compliance with Nasdaq’s requirements, our common stock could be delisted from trading, which would decrease the liquidity of our common stock and our ability to raise additional capital.

Our common stock is currently listed on the Nasdaq Capital Market. We are required to meet specified requirements to maintain our listing on the Nasdaq Capital Market, including a minimum bid price of $1.00 per share for our common stock and standards relative to minimum stockholders’ equity, minimum market value of publicly held shares and various additional requirements. In the past we have, from time to time, received deficiency letters from Nasdaq as a consequence of our failure to satisfy such requirements. On February 21, 2025, we received a deficiency letter from Listing Qualifications Department of Nasdaq notifying us that the market value of our listed securities had closed for the last 30 consecutive business days below the minimum $35,000,000 requirement for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2), or Minimum MVLS Requirement. We have 180 calendar days, or until August 20, 2025, or Compliance Period, to regain compliance with the Minimum MVLS Requirement. In order to regain compliance, during the Compliance Period, the market value of our listed securities must close at $35,000,000 or more for a minimum of ten consecutive business days. If we do not regain compliance within the Compliance Period, we will receive written notification that our securities are subject to delisting from the Nasdaq Capital Market. At that time, we expect to appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. The outcome of any such Nasdaq process is inherently uncertain. There can be no assurance that we can regain, or maintain in the future, compliance with the Nasdaq continued listing requirements.
If we fail to satisfy the Nasdaq Capital Market’s continued listing requirements and we are delisted from Nasdaq, we may transfer to and commence trading on the OTC Markets or another quotation medium. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for our shares. Delisting would likely also reduce the visibility, liquidity, and value of our common stock, could have a material adverse effect on our access to capital markets and our ability to raise capital on terms acceptable to us, or at all, to provide stock-based incentives to attract and retain personnel, reduce institutional investor interest in our company, and may increase the volatility of our common stock. Delisting could also be considered a material adverse event or an event of default in certain of our third-party contracts or cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects. In addition, our common stock could be deemed to be a “penny stock,” which could result in reduced levels of trading in our common stock, and we would also become subject to additional state securities regulations in connection with any sales of our securities. Some or all of these material adverse consequences may contribute to a further decline in our stock price.
We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.
Our management will have broad discretion as to the application of the net proceeds from this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of any such proceeds. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our drug candidates and cause the price of our common stock to decline.
You may experience immediate and substantial dilution.
The offering prices per share in this offering may exceed the net tangible book value per share of our common stock. Assuming that an aggregate of 4,872,483 shares of our common stock are sold at a price of $1.67 per share pursuant to this prospectus supplement, which was the last reported sale price of our common stock on The Nasdaq Capital Market on August 6, 2025, for aggregate gross proceeds of $8,137,047, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $2.65 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2025 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
You may experience future dilution as a result of future equity offerings.
We will need additional capital to fund our research and development programs and to fulfill our planned operating goals, in addition to sales, if any, in this offering. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted. We have a significant number of options to purchase shares of our common stock outstanding. If these securities are exercised, you will incur further dilution. Moreover, to the extent that we issue additional options to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options or other securities are exercised, converted or exchanged, stockholders will experience further dilution.
Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.
We have never declared or paid cash dividends on our capital stock. We currently plan to retain all of our future earnings, if any, to finance the operation, development and growth of our business. In addition, the terms of any future debt or credit agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.
Future sales of a significant number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock or cause it to be highly volatile.
Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock or cause it to be highly volatile and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of common stock are being offered by this prospectus supplement, and we cannot predict if and when shares sold is this offering, if any, will be resold in the public markets. We cannot predict the number of these shares that might be resold nor the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the sales agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
The actual number of shares we will issue under the sales agreement and gross proceeds resulting from those sales, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver placement notices to Cantor and Jones, at any time throughout the term of the sales agreement. The number of shares that are sold by Cantor and Jones after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Cantor and Jones. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the gross proceeds to be raised in connection with those sales.

USE OF PROCEEDS
We intend to use the net proceeds, if any, from the sale of our common stock offered under this prospectus supplement for general corporate purposes. General corporate purposes may include the conducting of further clinical studies and preclinical testing of our product candidates, the funding of other research and development expenses, the in-licensing of individual drug candidates or drug programs, the acquisition of companies or businesses that complement our business, the repayment and refinancing of debt, working capital and capital expenditures.
The amounts and timing of our use of the net proceeds, if any, from the sale of our common stock in this offering will depend on a number of factors, such as the timing and progress of our and our strategic partners’ clinical trials of our product candidates and our development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds, if any, to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DILUTION

If you invest in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.
Our net tangible book value on June 30, 2025 was approximately $(23.0 million), or $(2.14) per share.
After giving effect to the sale of shares of our common stock in the aggregate amount of $8,137,047 in this offering at an assumed offering price of $1.67 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on August 6, 2025, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of June 30, 2025 would have been approximately $(15.3 million), or $(0.98) per share of common stock. This represents an immediate increase in net tangible book value of $1.16 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.65 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share		$1.67
Net tangible book value per share as of June 30, 2025	$(2.14)
Increase per share attributable to new investors	$1.16
As adjusted net tangible book value per share as of June 30, 2025 after giving effect to this offering		$(0.98)
Dilution per share to new investors purchasing shares in the offering		$2.65

The table above assumes, for illustrative purposes, that an aggregate of 4,872,483 shares of our common stock are sold at a price of $1.67 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on August 6, 2025, for aggregate gross proceeds of $8,137,047. The shares sold in this offering, if any, will be sold from time to time at various prices.
The above discussion is based on 10,708,393 shares outstanding as of June 30, 2025 and excludes:
•1,538,460 shares of our common stock issued in a registered direct offering in July 2025;
•2,426,530 shares of our common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $17.30 per share;
•283,500 shares of our common stock issuable upon the vesting of restricted stock units;
•an aggregate of 707,694 shares of common stock reserved for future issuance under our Fifth Amended and Restated 2010 Stock Incentive Plan, as amended;
•an aggregate of 357,814 shares of common stock reserved for future issuance under our Amended and Restated 2010 Employee Stock Purchase Plan, as amended;
•252,000 shares of our common stock issued upon the exercise of pre-funded warrants after June 30, 2025;
•3,470,470 shares of our common stock issuable upon the exercise of pre-funded warrants outstanding at an exercise price of $0.01 per share; and
•13,792,217 shares of our common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $2.79 per share.

PLAN OF DISTRIBUTION
We have entered into the sales agreement with Cantor and Jones relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell from time to time shares of our common stock having an aggregate offering price of up to $8,137,047 through or to, at our option, Cantor or Jones, acting as our sales agent or principal.
Sales of the common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act.
We will submit orders to only one sales agent relating to the sale of shares of our common stock under the sales agreement on any given day. Such sales agent will offer the common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and the sales agents. We will designate the maximum amount of common stock to be sold through such sales agents, as applicable, on a daily basis or otherwise determine such maximum amount together with the sales agents, as applicable. Subject to the terms and conditions of the sales agreement, the sales agents, as applicable, will use their commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the sales agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agents may suspend the offering of the common stock upon proper notice to the other party. We and the sales agents each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time. Under the sales agreement, if authorized by us in writing, the sales agents may purchase shares of our common stock as principal.
The aggregate compensation payable to each sales agent shall be equal to 3% of the gross sales price of the shares sold through such sales agent pursuant to the sales agreement.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
The applicable sales agent will provide written confirmation to us following the close of trading on the Nasdaq Capital Market, each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the gross sales price per share, the net proceeds to us and the compensation payable by us to such sales agent.
We will report at least quarterly the number of shares of common stock sold through the sales agents under the sales agreement, the net proceeds to us and the compensation paid by us to each sales agent in connection with the sales of common stock.
Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of the common stock on our behalf, the applicable sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to such sales agent will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to each sales agent against certain liabilities, including liabilities under the Securities Act. As sales agents, neither Cantor nor Jones will engage in any transactions that stabilize our common stock. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the sales agents under the sales agreement, will be approximately $200,000.
Cantor, Jones and their respective affiliates have, from time to time, provided, and may in the future provide, various investment banking and other financial services for us and our affiliates, for which services they received or may in the future receive customary fees and expenses.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Cantor and Jones are being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

$300,000,000

Common Stock

We may offer and sell shares of our common stock from time to time in one or more offerings of up to $300,000,000 in aggregate offering price. This prospectus describes the terms of our common stock and the general manner in which our common stock will be offered. We will provide in supplements to this prospectus the specific manner in which our common stock will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer our common stock in amounts, at prices and on terms determined at the time of offering. Our common stock may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell our common stock, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “CRIS.”
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Investing in our common stock involves significant risks. See the information included under “Risk Factors” on page 6 of this prospectus and in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase our common stock.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 12, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell our common stock described in this prospectus in one or more offerings for an aggregate initial offering price of up to $300,000,000.

This prospectus provides you with a general description of our common stock. Each time we sell our common stock, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the common stock described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to Curis, Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.curis.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the common stock we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-30347) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of common stock under the registration statement is terminated or completed:

•Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 8, 2024; and
•The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on April 13, 2000, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 8, 2024, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Curis, Inc.
128 Spring Street
Building C - Suite 500
Lexington, MA 02421
Attn: Corporate Controller
(617) 503-6500

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus and any accompanying prospectus supplement contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement are statements that could be deemed forward-looking statements, including without limitation any statements with respect to the plans, strategies and objectives of management for future operations; statements concerning product research, development and commercialization plans, timelines and anticipated results; statements of expectation or belief; statements with respect to clinical trials and studies; statements with respect to royalties and milestones; statements with respect to the therapeutic potential of drug candidates; expectations of revenue, expenses, earnings or losses from operations, or other financial results; and statements of assumptions underlying any of the foregoing. Without limiting the foregoing, the words “anticipate(s)”, “believe(s)”, “focus(es)”, “could”, “estimate(s)”, “expect(s)”, “intend(s)”, “may”, “plan(s)”, “seek(s)”, “will”, “strategy”, “mission”, “potential”, “should”, “would” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements may include, but are not limited to, statements about:

•the initiation, timing, progress and results of future preclinical studies and clinical trials, and our research and development program for emavusertib;
•our estimates of the period in which we anticipate that existing cash, cash equivalents, and investments will enable us to fund our current and planned operations;
•our ability to continue as a going concern;
•our ability to obtain additional financing;
•our ability to establish and maintain collaborations;
•our plans to develop and commercialize emavusertib;
•the timing or likelihood of regulatory filings and approvals;
•the implementation of our business model and strategic plans for our business, emavusertib and technology;
•our estimates regarding expenses, future revenue and capital requirements;
•developments and projections relating to our competitors and our industry;
•our commercialization, marketing and manufacturing capabilities and strategy;
•the rate and degree of market acceptance and clinical utility of our products;
•our competitive position; and
•our intellectual property position.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. We therefore caution you against relying on any of these forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors, risk factor summary and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement and the documents we incorporate by reference herein and therein as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference. While we may elect to update forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference herein and therein, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein include statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties as well as our own estimates. All of the market data used in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our drug candidates include several key assumptions based on our industry knowledge, industry publications, third-party research, and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

CURIS, INC.

We are a biotechnology company focused on the clinical development of emavusertib, an orally available, small molecule IRAK4 inhibitor. Through our 2015 collaboration with Aurigene, we have the exclusive license to emavusertib (CA-4948). We licensed our rights to Erivedge® to Genentech, a member of the Roche Group, under which they are commercializing Erivedge® for the treatment of advanced basal cell carcinoma.

Our principal executive offices are located at 128 Spring Street, Building C-Suite 500, Lexington, Massachusetts 02421, and our telephone number is (617) 503-6500.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the common stock being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any common stock offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the conducting of further clinical studies and preclinical testing of our product candidates, the funding of other research and development expenses, the in-licensing of individual drug candidates or drug programs, the acquisition of companies or businesses that complement our business, the repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is intended as a summary only and therefore is not a complete description of our common stock. This description is based upon, and is qualified by reference to, our certificate of incorporation, our by-laws and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Pursuant to our certificate of incorporation, as amended, and as of the date of effectiveness of the registration statement of which this prospectus forms a part, our authorized capital stock consists of 22,781,250 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person, by means of remote communication in a manner, if any, authorized by our board of directors in its sole discretion, or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose or purposes by the chair of the board of directors, chief executive officer (or if there is no chief executive officer, the president) or the board of directors. Except as may be otherwise provided by applicable law, our certificate of incorporation or our by-laws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Voting Rights. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights.

Dividends. If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the holders of preferred stock, if any is outstanding.

Liquidation and Dissolution. If we are liquidated or dissolved, the holders of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the holders of preferred stock, if any is outstanding.

Other Rights. Holders of the common stock have no right to:

•convert the stock into any other security;
•have the stock redeemed;
•purchase additional stock; or
•maintain their proportionate ownership interest and there are no sinking fund provisions applicable to our common stock.

The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue.

Transfer Agent and Registrar. Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.

Listing on the Nasdaq Capital Market. Our common stock is listed on the Nasdaq Capital Market under the trading symbol “CRIS.”

Provisions of Our Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects

Certain provisions of our certificate of incorporation and by-laws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our common stock.

No Cumulative Voting. The Delaware General Corporation Law, or the DGCL, provides that stockholders are not entitled to the right to accumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Board of Directors. Our by-laws provide for a board of directors divided as nearly equally as possible into three classes. Each class is elected to a term expiring at the annual meeting of stockholders held in the third year following the year of such election. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Removal of Directors by Stockholders. Our by-laws provide that directors may be removed only for cause by the affirmative vote of the holders of 75% of the shares of our capital stock issued, outstanding and entitled to vote.

Advance Notice Provisions. Our by-laws provide that a stockholder must notify us in writing, within timeframes specified in the by-laws, of any stockholder nomination of a director and of any other business that the stockholder intends to bring at a meeting of stockholders.

No Action by Written Consent. Our certificate of incorporation provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders; and that the affirmative vote of the holders of at least 75% of the shares of capital stock issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, the provision of our certificate of incorporation prohibiting stockholders from acting by written consent.

Amendment to By-laws. Our by-laws may be altered, amended or repealed, or new by-laws may be adopted, by a majority vote of our board of directors or by the affirmative vote of the holders of a majority of our capital stock issued and outstanding and entitled to vote. In addition, the affirmative vote of the holders of at least 75% of the shares of our capital stock issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with the provisions of our by-laws related to the powers, number, term, classification, committees, the conduct of business at meetings, action by written consent, removal and filling of vacancies with respect to our board of directors; the calling of special meetings of stockholders; the nomination of directors; notice of business at an annual meeting and any provision relating to the amendment of the by-laws.

Undesignated Preferred Stock. Our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

These provisions of Delaware law, our certificate of incorporation and our by-laws may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Exclusive Forum Selection. Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholders of our company to our company or to our stockholders, (3) any action asserting a claim against our company arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery, or (4) any action asserting a claim against our company pursuant to any provision of our certificate of incorporation or by-laws or governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Delaware Business Combination Statute. We are subject to Section 203 of the DGCL, or Section 203, which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combinations to include the following:

•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;
•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

PLAN OF DISTRIBUTION

We may sell our common stock:

•through underwriters;
•through dealers;
•through agents;
•directly to purchasers; or
•through a combination of any of these methods of sale.

In addition, we may issue our common stock as a dividend or distribution to our existing security holders. This prospectus may be used in connection with any offering of our common stock through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase our common stock, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of our common stock may be effected from time to time in one or more transactions:

•at a fixed price, or prices, which may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.

Each prospectus supplement will describe the method of distribution of our common stock and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of our common stock, including the following:

•the name of the agent or any underwriters;
•the public offering or purchase price and the proceeds we will receive from the sale of the common stock;
•any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or re-allowed or paid to dealers; and
•the exchange on which the common stock will be listed.

If any underwriters or agents are utilized in the sale of the common stock in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the common stock in respect of which this prospectus is delivered, we will sell such common stock to the dealer, as principal. The dealer may then resell such common stock to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If we offer common stock in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the common stock they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer manager to manage a subscription rights offering for us.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase common stock from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of common stock sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•the purchase by an institution of the common stock covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the common stock is also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such common stock not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of our common stock, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of our common stock, the underwriters may bid for, and purchase our common stock in the open market. Finally, in any offering of our common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the common stock in the offering if the syndicate repurchases previously distributed common stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the common stock above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

As of the date of this prospectus, under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your common stock may be more than two scheduled business days after the trade date for your common stock. Accordingly, in such a case, if you wish to trade common stock on any date prior to the second business day before the original issue date for your common stock, you will be required, by virtue of the fact that your common stock initially is expected to settle in more than two scheduled business days after the trade date for your common stock, to make alternative settlement arrangements to prevent a failed settlement. In February 2023, Rule 15c6-1 of the Exchange Act was amended to require, effective May 28, 2024, trades in the secondary market to settle in one business day, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. Therefore, for any securities offered under this prospectus on or after May 28, 2024, the same process described in this paragraph will apply, except that purchasers who wish to trade such securities on any date prior to the first business day before the original issue date will be required, by virtue of the fact that their securities initially are expected to settle in more than one scheduled business day after the trade date for their securities, to make alternative settlement arrangements to prevent a failed settlement as described in this paragraph.

We can make no assurance as to the liquidity of or the existence of trading markets for the common stock.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the common stock in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Up to $8,137,047

COMMON STOCK

PROSPECTUS SUPPLEMENT

Cantor	Jones

Prospectus Supplement dated August 8, 2025